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                              EXHIBITS 5.1 AND 23.1
                     OPINION AND CONSENT OF BROAD AND CASSEL


                                BROAD AND CASSEL
                                ATTORNEYS AT LAW
                                7777 GLADES ROAD
                                    SUITE 300
                            BOCA RATON, FLORIDA 33434
                             TELEPHONE: 561.483.7000
                             FACSIMILE: 561.483.7321
                             www.broadandcassel.com

                                August 14, 2002


Newport International Group, Inc.
11863 Wimbledon Circle
Suite 418
Wellington, Florida 33414

         Re: Newport International Group, Inc. (the "Company") Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for the Company with respect to the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Form S-8") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). You have requested our opinion with respect to the issuance of up to 1,000,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be granted directly or issuable upon exercise of options to be granted under the Company's 2002 Stock Option and Stock Award Plan (the "Plan").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we may deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the Shares, upon issuance pursuant to the Plan or upon exercise of the options granted pursuant to the Plan in accordance with their terms, will be duly issued, fully paid and nonassessable.

         The opinion expressed herein is based on Delaware law, including the statutes and constitution of the State of Delaware as in existence on the date hereof and the reported judicial decisions interpreting such statutes and constitution.


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Newport International Group, Inc.
August 14, 2002
Page 2


         We hereby consent to the filing of this opinion letter as an exhibit to the Form S-8. We also consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Form S-8. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                          Very truly yours,


                                                          /s/ Broad and Cassel
                                                          --------------------
                                                              BROAD AND CASSEL